UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): December 31, 2008
DATASCOPE CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-6516	13-2529596

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
14 Philips Parkway, Montvale, New Jersey, 07645-9998
(Address of Principal Executive Offices) (Zip Code)
(201) 391-8100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On December 31, 2008, Datascope Corp. (“Datascope”) entered into an Amended and Restated Employment Agreement (the “Amended Agreement”) with Lawrence Saper, Chairman of the Board of Directors and Chief Executive Officer of Datascope. The Amended Agreement was entered into primarily to bring Mr. Saper’s previously existing employment agreement into compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The Amended Agreement also provides that if any of the payments owed to Mr. Saper in connection with a “change in control” (as defined in the Amended Agreement) would be subject to the excise tax imposed under Section 4999 of the Code, then Datascope will reduce such payments to eliminate the imposition of such excise tax if Mr. Saper’s after tax amount with respect to such reduced payments would exceed the after tax amount he would net in respect of the payments if such payments were not so reduced. A copy of the Amended Agreement is furnished as Exhibit 10.29 to this report and is incorporated herein by reference.
     Datascope, Getinge AB (“Getinge”) and Mr. Saper also entered into an agreement on December 31, 2008 (the “Agreement and Release”), which continues Mr. Saper’s employment under the Amended Agreement through the consummation of the transactions contemplated by the Agreement and Plan of Merger (the “Merger”), dated as of September 15, 2008 (the “Merger Agreement”), pursuant to which Getinge has agreed to acquire the Company. The Agreement and Release provides that, upon the consummation of the Merger, Mr. Saper will receive a lump sum payment of $26,475,000 (the “Payment”) in satisfaction of all of Datascope’s obligations to Mr. Saper, other than with respect to certain items, including those described hereafter. The Agreement and Release also provides that Mr. Saper is entitled to receive a pro-rata portion of his target bonus for the year in which the Merger is consummated, based on the number of days that have elapsed during such year through the consummation of the Merger. Following the consummation of the Merger, Mr. Saper will continue to be entitled to his retirement benefits under the Company’s 401(k) savings plan and tax-qualified defined benefit pension plan and Mr. Saper and his spouse will also be entitled to receive under the Agreement and Release the same post-termination health and medical benefits that they are entitled to receive under the Amended Agreement. Mr. Saper’s rights to indemnification under Datascope’s bylaws, certificate of incorporation and other organizational documents, his indemnification agreement with Datascope, dated as of August 26, 2003, and Section 5.8 of the Merger Agreement will also continue following the consummation of the Merger. Mr. Saper will also continue to be entitled to coverage under Datascope’s officers’ and directors’ liability insurance policy, as provided under Section 5.8 of the Merger Agreement. Mr. Saper’s receipt of the Payment is subject to his execution of a release of claims in favor of Datascope relating to his employment with Datascope. Getinge has guaranteed the payment of Datascope’s obligations under the Agreement and Release. A copy of the Agreement and Release is furnished as Exhibit 10.30 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
     (d) Exhibits:

Exhibit 10.29	Amended and Restated Employment Agreement, dated December 31, 2008, between Datascope Corp. and Lawrence Saper.

Exhibit 10.30	Agreement & Release, dated December 31, 2008, between Datascope Corp., Getinge AB and Lawrence Saper.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DATASCOPE CORP. Registrant
/s/ Henry M. Scaramelli
Name:	Henry M. Scaramelli
Title:	Vice President, Finance and Chief Financial Officer

Dated: January 8, 2008

EXHIBIT INDEX

Exhibit No.

10.29	Amended and Restated Employment Agreement, dated December 31, 2008, between Datascope Corp. and Lawrence Saper.

10.30	Agreement & Release, dated December 31, 2008, between Datascope Corp., Getinge AB and Lawrence Saper.